Exhibit 99.1

Shaw Reports Third Quarter Fiscal Year 2012 Financial Results

BATON ROUGE, La.--(BUSINESS WIRE)--July 10, 2012--The Shaw Group Inc. (NYSE: SHAW) today announced financial results for the third quarter of fiscal year 2012, which ended May 31, 2012.

Because of the non-cash, non-operational impact on reported earnings resulting solely from movement in exchange rates between the U.S. dollar and the Japanese yen, Shaw uses financial results excluding its Investment in Westinghouse segment to measure and communicate financial performance internally and externally. As previously announced, Shaw’s subsidiary, Nuclear Energy Holdings (NEH), intends to exercise put options to sell its investment in Westinghouse back to Toshiba.

For the third quarter of fiscal year 2012, Shaw’s Westinghouse segment includes a non-cash, non-operating foreign exchange translation loss of $22.8 million pre-tax, or $14.0 million after tax. The prior year’s period included a non-cash foreign exchange translation loss of $15.0 million pre-tax, or $9.2 million after tax.

The following results include Shaw’s Westinghouse segment:

Three Months Ended May 31 Including the Westinghouse Segment
	FY 2012	FY 2011
Revenues	$1.6 billion	$1.5 billion
Gross Profit	$56.5 million	$10.1 million
EBITDA	$8.3 million	($78.8) million
Net Income (Loss) Attributable to Shaw	($16.0) million	($70.0) million
Earnings Per Share	($0.24)	($0.89)
Net Cash From Operating Activities	($24.3) million	$51.2 million
Total Adjusted Cash	$835 million	$1.1 billion

The following results exclude Shaw’s Westinghouse segment:

Three Months Ended May 31 Excluding the Westinghouse Segment
	FY 2012	FY 2011
Revenues	$1.6 billion	$1.5 billion
Gross Profit	$56.5 million	$10.1 million
EBITDA	$14.9 million	($85.9) million
Net Income (Loss) Attributable to Shaw	($6.0) million	($67.8) million
Earnings Per Share	($0.09)	($0.86)

“As we progress with the completion of our planned divestiture of the Energy & Chemicals segment, we are experiencing volatility in our third quarter earnings and expect this to continue into the fourth quarter. However, most of our operating units performed well in the quarter, with our Plant Services and Environmental & Infrastructure segments continuing to perform exceptionally well,” said J.M. Bernhard Jr., chairman, president and chief executive officer of Shaw. “Additionally, the ramp up of our nuclear projects has been slower than planned due to the delays in the combined licenses for the U.S. projects. Those projects are now moving forward, and we expect them to continue to have a positive impact on our Power and Fabrication & Manufacturing segments.”

Third Quarter Fiscal Year 2012 Overview:

  Shaw entered into an agreement to sell substantially all of its Energy & Chemicals business to Technip for approximately $300 million, which is targeted for completion in the fourth quarter of fiscal year 2012:
    The Energy & Chemicals segment recognized a loss of $33.0 million in the quarter ($20.3 million after-tax), or $0.31 per share, primarily related to the divestiture and other costs associated with winding down operations
    Shaw expects to recognize a gain in the fourth quarter of approximately $49 million pre-tax and a charge of approximately $8 million in fiscal year 2013, both related to the divestiture and other costs associated with winding down operations
    The net gain related to the divestiture and other costs associated with winding down operations is expected to be approximately $15 million, with timing and final amounts dependent on the closing of the transaction
  Shaw previously announced a settlement with GenOn Mid-Atlantic LLC resulting in a charge to earnings in the third quarter of $20.1 million pre-tax ($12.4 million after-tax) or $0.19 per share. Shaw collected $107 million in cash proceeds from the settlement in June 2012.
  Power segment results were impacted by net $6.6 million pre-tax ($4.1 million after-tax), or $0.06 per share, related to a decrease in a project’s earnings resulting from construction cost increases on a new-build coal-fired plant that is in its performance testing phase.
  Shaw’s total backlog at May 31, 2012, is $18.2 billion, reflecting a $1.0 billion net reduction from two major nuclear power projects in the United States:
    Shaw received full notice to proceed from SCANA for its V.C. Summer nuclear power project located in South Carolina in April 2012; the multi-billion dollar balance of the contract value was added to Shaw’s backlog of unfilled orders in the third quarter
    Progress Energy’s multi-billion dollar nuclear power project in Levy County, Fla., was removed from backlog due to a recent client decision to further delay the project schedule beyond a five-year time frame required to retain this project in our backlog of unfilled orders
  Shaw is teaming with NET Power LLC, Exelon and Toshiba to develop a new technology for the global power and oil markets. Shaw will acquire up to 50 percent of NET Power LLC and will have exclusive worldwide rights to engineer, procure and construct NET Power plants. As milestones are completed for the four phases of the project, Shaw will invest up to $50.4 million in cash and in-kind services.

Strategic Initiatives:

Shaw has undertaken several strategic initiatives this fiscal year. Shaw’s subsidiary, Nuclear Energy Holdings, intends to exercise its put options to sell its investment in Westinghouse back to Toshiba. Shaw also previously announced it is selling its Energy & Chemicals segment to Technip, with the final transaction expected in the fourth quarter of fiscal year 2012.

Shaw is seeking to redeploy its cash through potential merger and acquisition opportunities, technology acquisitions and/or returning cash to shareholders on a regular basis. Shaw expects to make a decision on how to strategically redeploy its cash by the end of this fiscal year.

If the company does not pursue another opportunity, it expects to continue with the share repurchase program. Accordingly, Shaw’s board of directors has authorized the purchase of up to $500 million of outstanding shares of the company’s common stock, which includes $326 million remaining under a previous authorization.

Fiscal Year 2012 Guidance:

Shaw is reaffirming its earnings guidance, which was previously updated during the second quarter of fiscal year 2012 to reflect the Energy & Chemical segment sale:

  Revenue: approximately $5.5 - $6.0 billion (unchanged)
  Diluted earnings per share, excluding Westinghouse: $2.20 - $2.30 per share (unchanged)
  Operating cash flow: approximately $100 million (unchanged)
  Ending fiscal year 2012 backlog: approximately $18 billion (updated)

Conference Call and Webcast:

A conference call to discuss the company’s financial results will be held Tuesday, July 10, 2012, at 9 a.m. Eastern time (8 a.m. Central time). A slide presentation will be posted on the Investor Relations page of Shaw’s website at www.shawgrp.com approximately one hour prior to the conference call.

Interested parties may either dial 1.800.471.6718 to listen to the conference call live or access a live audio webcast on Shaw’s website at www.shawgrp.com. A replay of the conference call will be available after the call by telephone, as well as on the company’s website. To listen to the replay by telephone, dial 1.888.843.7419 and use pass code 32777162#.

Investment in Westinghouse:

Shaw’s subsidiary Nuclear Energy Holdings has a 20 percent equity interest in companies collectively known as the Westinghouse Group. NEH financed this investment partially through issuing limited recourse Japanese yen-denominated bonds and, to mitigate the risk associated with foreign currency fluctuation, simultaneously entered into a yen-denominated put option agreement with Toshiba, which provides NEH the option to sell all or part of its equity interest to Toshiba and receive a pre-determined yen-denominated price for the shares.

For U.S. reporting purposes, the yen-denominated bonds are revalued at each quarter’s end to the current U.S. dollar exchange rate; however, the yen-denominated put option, which naturally hedges the foreign exchange movements of the Japanese yen-denominated bonds, is not revalued at current exchange rates for U.S. financial reporting purposes. Therefore, our reported financial results frequently reflect the volatility of the yen-dollar exchange rates showing significant non-cash translation exchange gains or losses.

On Sept. 6, 2011, NEH announced that it intends to exercise its put options to sell the Westinghouse equity back to Toshiba. Under the terms of the put option agreements, the put options will be exercised automatically on or around Oct. 6, 2012, for cash settlement on Jan. 4, 2013. Proceeds from the sale would be used to repay the bonds in full on their scheduled maturity date of March 15, 2013.

Calculation of EBITDA:

Shaw defines EBITDA as earnings before interest expense, income taxes, depreciation and amortization. EBITDA is an important financial measure used by Shaw to assess performance. Although it is calculated using components derived from our financial statements prepared under generally accepted accounting principles (GAAP), EBITDA itself is not a GAAP measure.

A table reconciling EBITDA to its most directly comparable GAAP measure is included in the summarized financial information within this release. Calculations of EBITDA should not be viewed as a substitute for calculations under GAAP, including net cash provided by operations, operating income and net income attributable to Shaw. In addition, EBITDA calculations by one company may not be comparable to EBITDA calculations made by another company.

Calculation of Total Adjusted Cash:

Shaw defines total adjusted cash as the sum of cash and cash equivalents, restricted and escrowed cash and cash equivalents, short-term investments and restricted short-term investments. These accounts include the amount of cash that can be accessed in a matter of days.

About Shaw:

The Shaw Group Inc. (NYSE: SHAW) is a leading global provider of engineering, construction, technology, fabrication, remediation and support services for clients in the energy, chemicals, environmental, infrastructure and emergency response industries. A Fortune 500 company with fiscal year 2011 annual revenues of $5.9 billion, Shaw has approximately 27,000 employees around the world and is a power sector industry leader according to Engineering News-Record’s list of Top 500 Design Firms. For more information, please visit Shaw’s website at www.shawgrp.com.

This press release contains forward-looking statements and information about our current and future prospects and our operations and financial results, which are based on currently available information. The forward looking statement s include assumptions about our operations, such as cost controls and market conditions, that may not be realized. Actual future results and financial performance could vary significantly from those anticipated in such statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, the occurrence of certain events or otherwise.

Among the factors that could cause future events or transactions to differ from those we expect are those risks discussed under Item 1A “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended August 31, 2011, our Quarterly Reports on Form 10-Q for the quarters ended November 30, 2011, February 29, 2012, and May 31, 2012, and other reports filed with the Securities and Exchange Commission (SEC). Please read our “Risk Factors” and other cautionary statements contained in these filings.

As a result of these risks and others, actual results could vary significantly from those anticipated in this press release, and our financial condition and results of operations could be materially adversely affected.

THE SHAW GROUP INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND NINE MONTHS ENDED MAY 31, 2012 AND 2011
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	2012	2011	2012	2011
Revenues	$1,560,768	$1,489,956	$4,553,107	$4,458,052
Cost of revenues	1,504,229	1,479,814	4,268,001	4,270,346
Gross profit	56,539	10,142	285,106	187,706
Selling, general and administrative expenses	58,347	71,086	189,685	215,037
Impairment of note receivable	-	48,133	-	48,133
Operating income (loss)	(1,808)	(109,077)	95,421	(75,464)
Interest expense	(1,918)	(1,508)	(4,850)	(4,059)
Interest expense on Japanese yen-denominated bonds, including accretion and amortization	(9,771)	(10,340)	(30,482)	(31,235)
Interest income	1,430	2,170	4,265	10,672
Foreign currency translation gains (losses) on Japanese yen-denominated bonds, net	(22,800)	(15,043)	53,827	(74,362)
Other foreign currency transaction gains (losses), net	527	2,497	1,404	6,459
Other income (expense), net	28	1,701	2,565	6,003
Income (loss) before income taxes and earnings (losses) from unconsolidated entities	(34,312)	(129,600)	122,150	(161,986)
Provision (benefit) for income taxes	(12,108)	(48,051)	46,261	(60,764)
Income (loss) before earnings (losses) from unconsolidated entities	(22,204)	(81,549)	75,889	(101,222)
Income from 20% Investment in Westinghouse, net of income taxes	9,990	13,701	11,680	17,981
Earnings (losses) from other unconsolidated entities, net of income taxes	159	250	4,370	2,597
Net income (loss)	$(12,055)	$(67,598)	$91,939	$(80,644)
Less: Net income (loss) attributable to noncontrolling interests	3,954	2,354	6,216	4,115
Net income (loss) attributable to Shaw	$(16,009)	$(69,952)	$85,723	$(84,759)

Net income (loss) attributable to Shaw per common share:
Basic	$(0.24)	$(0.89)	$1.26	$(1.02)
Diluted	$(0.24)	$(0.89)	$1.24	$(1.02)

Weighted average shares outstanding:
Basic	65,932	78,748	67,925	82,948
Diluted	65,932	78,748	68,971	82,948

THE SHAW GROUP INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	May 31, 2012	August 31, 2011

ASSETS
Current assets:
Cash and cash equivalents ($73.9 million and $78.6 million related to variable interest entities (VIEs))	$426,961	$674,080
Restricted and escrowed cash and cash equivalents	42,729	38,721
Short-term investments ($2.9 million and $7.8 million related to VIEs)	122,014	226,936
Restricted short-term investments	242,999	277,316
Accounts receivable, including retainage, net ($39.2 million and $7.5 million related to VIEs)	577,812	772,242
Inventories	278,028	245,044
Costs and estimated earnings in excess of billings on uncompleted contracts, including claims	570,634	552,502
Deferred income taxes	321,012	367,045
Investment in Westinghouse	990,473	999,035
Current assets held for sale	84,995	-
Prepaid expenses and other current assets	100,186	138,260
Total current assets	3,757,843	4,291,181
Investments in and advances to unconsolidated entities, joint ventures and limited partnerships	6,909	14,768
Property and equipment, net of accumulated depreciation of $366.9 million and $347.3 million	509,071	515,811
Goodwill	404,467	545,790
Intangible assets	3,113	17,142
Deferred income taxes	6,394	10,484
Long-term assets held for sale	176,120	-
Other assets	95,036	91,858
Total assets	$4,958,953	$5,487,034

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$659,359	$822,476
Accrued salaries, wages and benefits	110,922	132,857
Other accrued liabilities	159,459	199,947
Advanced billings and billings in excess of costs and estimated earnings on uncompleted contracts	1,282,592	1,535,037
Japanese yen-denominated bonds secured by Investment in Westinghouse	1,627,599	1,679,836
Interest rate swap contract on Japanese yen-denominated bonds	12,888	27,059
Current liabilities held for sale	68,458	-
Short-term debt and current maturities of long-term debt	11,615	349
Total current liabilities	3,932,892	4,397,561
Long-term debt, less current maturities	5,308	630
Deferred income taxes	70,576	70,437
Long-term liabilities held for sale	231	-
Other liabilities	70,351	81,152
Total liabilities	4,079,358	4,549,780
Shaw shareholders' equity:
Preferred stock, no par value, 20,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, no par value, 200,000,000 shares authorized; 92,575,590 and 91,711,102 shares issued, respectively; and 65,984,349 and 71,306,382 shares outstanding, respectively	1,338,765	1,321,278
Retained earnings	414,178	328,455
Accumulated other comprehensive loss	(119,157)	(104,922)
Treasury stock, 26,591,241 shares and 20,404,720 shares, respectively	(791,868)	(639,704)
Total Shaw shareholders' equity	841,918	905,107
Noncontrolling interests	37,677	32,147
Total equity	879,595	937,254
Total liabilities and equity	$4,958,953	$5,487,034

THE SHAW GROUP INC. AND SUBSIDIARIES
FOR THE THREE AND NINE MONTHS ENDED MAY 31, 2012 AND 2011
REVENUES BY GEOGRAPHY
(in millions, except for percentages)

	Three Months Ended				Nine Months Ended
	2012		2011		2012		2011
	(in millions)%		(in millions)%		(in millions)%		(in millions)%
United States	$1,340.0	86	$1,330.7	89	$3,909.1	86	$3,821.9	86
Asia/Pacific Rim countries	140.7	9	66.5	5	385.1	9	399.4	9
Middle East	38.9	3	38.0	3	128.5	3	96.6	2
United Kingdom and other European countries	13.0	1	30.0	2	42.8	1	87.6	2
South America and Mexico	20.6	1	19.1	1	65.8	1	35.9	1
Canada	3.4	–	3.7	–	13.1	–	8.9	–
Other	4.2	–	2.0	–	8.7	–	7.8	–
Total revenues	$1,560.8	100%	$1,490.0	100%	$4,553.1	100%	$4,458.1	100%

BACKLOG BY SEGMENT
(in millions, except for percentages)

	May 31, 2012%		August 31, 2011%

Power	$9,224.5	51	$10,776.4	54
Plant Services	3,333.9	18	2,119.7	11
E&I	4,292.9	23	5,189.9	26
F&M	1,023.7	6	1,495.9	7
E&C	312.6	2	436.4	2
Total backlog	$18,187.6	100%	$20,018.3	100%

FINANCIAL INFORMATION BY SEGMENT
FOR THE THREE AND NINE MONTHS ENDED MAY 31, 2012 AND 2011
(in millions, except percentages)

	Three Months Ended		Nine Months Ended
	2012	2011	2012	2011

Revenues:
Power	$497.5	$546.5	$1,442.8	$1,609.8
Plant Services	292.4	286.0	911.3	743.8
E&I	482.5	461.3	1,354.5	1,369.9
F&M	130.2	102.4	382.1	302.2
E&C	158.2	93.8	462.4	432.4
Corporate	–	–	–	–
Total revenues	$1,560.8	$1,490.0	$4,553.1	$4,458.1

Gross profit:
Power	$(12.9)	$34.8	$22.2	$62.0
Plant Services	22.5	17.6	66.6	56.9
E&I	48.8	46.6	119.4	130.8
F&M	20.8	14.0	71.0	45.6
E&C	(23.3)	(104.0)	4.4	(110.9)
Corporate	0.6	1.1	1.5	3.3
Total gross profit	$56.5	$10.1	$285.1	$187.7

Gross profit percentage:
Power	(2.6)%	6.4%	1.5%	3.9%
Plant Services	7.7	6.2	7.3	7.6
E&I	10.1	10.1	8.8	9.5
F&M	16.0	13.7	18.6	15.1
E&C	(14.7)	(110.9)	1.0	(25.6)
Corporate	NM	NM	NM	NM
Total gross profit percentage	3.6%	0.7%	6.3%	4.2%

NM - Not Meaningful

Selling, general and administrative expenses:
Power	$8.7	$11.4	$26.1	$34.0
Plant Services	2.7	3.1	8.1	8.1
E&I	17.7	18.4	52.8	55.5
F&M	6.6	8.1	24.5	24.0
E&C	10.4	11.1	31.9	35.1
Investment in Westinghouse	–	0.4	0.1	1.2
Corporate	12.2	18.6	46.2	57.1
Total selling, general and administrative expenses	$58.3	$71.1	$189.7	$215.0

Income (loss) before income taxes and earnings (losses) from unconsolidated entities:
Power	$(22.3)	$23.2	$(3.8)	$31.7
Plant Services	19.7	14.6	58.5	49.0
E&I	31.4	28.8	68.4	77.2
F&M	14.6	6.0	47.6	21.5
E&C	(33.0)	(111.9)	(26.1)	(135.9)
Investment in Westinghouse	(32.6)	(25.7)	23.2	(106.8)
Corporate	(12.1)	(64.6)	(45.6)	(98.7)
Total income (loss) before income taxes and earnings (losses) from unconsolidated entities	$(34.3)	$(129.6)	$122.2	$(162.0)

RECONCILIATION OF EBITDA TO INCOME (LOSS) BEFORE INCOME TAXES AND EARNINGS (LOSSES) FROM UNCONSOLIDATED ENTITIES
FOR THE THREE AND NINE MONTHS ENDED MAY 31, 2012 AND 2011
(in millions)

	Three Months Ended May 31, 2012
	Consolidated	Power	Plant Services	E&I	F&M	E&C	Westinghouse	Corporate
Income (loss) before income taxes and earnings (losses) from unconsolidated entities:	$(34.3)	$(22.3)	$19.7	$31.4	$14.6	$(33.0)	$(32.6)	$(12.1)
Interest expense	11.7	0.1	-	-	-	-	9.8	1.8
Depreciation and amortization	18.4	6.8	0.5	3.4	4.9	2.3	-	0.5
Earnings (losses) from unconsolidated subs	16.5	0.1	-	0.1	-	0.1	16.2	-
Income attributable to noncontrolling interests	(4.0)	-	-	(3.0)	(1.0)	-	-	-
EBITDA	$8.3	$(15.3)	$20.2	$31.9	$18.5	$(30.6)	$(6.6)	$(9.8)

	Three Months Ended May 31, 2011
	Consolidated	Power	Plant Services	E&I	F&M	E&C	Westinghouse	Corporate
Income (loss) before income taxes and earnings (losses) from unconsolidated entities:	$(129.6)	$23.2	$14.6	$28.8	$6.0	$(111.9)	$(25.7)	$(64.6)
Interest expense	11.8	0.3	-	-	-	-	10.3	1.2
Depreciation and amortization	18.4	6.8	0.4	3.6	4.3	2.6	-	0.7
Earnings (losses) from unconsolidated subs	23.0	-	-	0.5	-	-	22.5	-
Income attributable to noncontrolling interests	(2.4)	-	-	(3.3)	0.9	-	-	-
EBITDA	$(78.8)	$30.3	$15.0	$29.6	$11.2	$(109.3)	$7.1	$(62.7)

	Nine Months Ended May 31, 2012
	Consolidated	Power	Plant Services	E&I	F&M	E&C	Westinghouse	Corporate
Income (loss) before income taxes and earnings (losses) from unconsolidated entities:	$122.2	$(3.8)	$58.5	$68.4	$47.6	$(26.1)	$23.2	$(45.6)
Interest expense	35.3	0.2	-	-	0.1	-	30.5	4.5
Depreciation and amortization	55.4	20.6	1.4	10.2	14.2	7.3	-	1.7
Earnings (losses) from unconsolidated subs	26.1	0.1	-	1.0	-	6.0	19.0	-
Income attributable to noncontrolling interests	(6.2)	-	-	(5.5)	(0.7)	-	-	-
EBITDA	$232.8	$17.1	$59.9	$74.1	$61.2	$(12.8)	$72.7	$(39.4)

	Nine Months Ended May 31, 2011
	Consolidated	Power	Plant Services	E&I	F&M	E&C	Westinghouse	Corporate
Income (loss) before income taxes and earnings (losses) from unconsolidated entities:	$(162.0)	$31.7	$49.0	$77.2	$21.5	$(135.9)	$(106.8)	$(98.7)
Interest expense	35.3	0.5	-	-	-	-	31.2	3.6
Depreciation and amortization	55.0	20.7	1.3	10.3	13.0	7.7	-	2.0
Earnings (losses) from unconsolidated subs	33.6	0.6	-	1.2	-	2.4	29.4	-
Income attributable to noncontrolling interests	(4.1)	-	-	(5.9)	1.8	-	-	-
EBITDA	$(42.2)	$53.5	$50.3	$82.8	$36.3	$(125.8)	$(46.2)	$(93.1)

REGULATION G DISCLOSURES
The Shaw Group Inc. believes it is important that we discuss our operating results excluding the Investment in Westinghouse segment. We acquired a 20 percent interest in Westinghouse in October 2006. We have classified the Investment in Westinghouse as a separate operating segment. The majority of the activity related to this segment will be recorded below the operating income line. During the quarter, we have recorded interest expense, as well as other significant non-cash charges related to the investment. We believe that presenting our financial results excluding the Investment in Westinghouse segment is important to investors and management to demonstrate the profitability of our other segments, as well as to point out certain non-cash charges related to this investment.

THE SHAW GROUP INC.
RECONCILIATION OF SHAW CONSOLIDATED RESULTS TO SHAW EXCLUDING INVESTMENT IN WESTINGHOUSE SEGMENT
FOR THE THREE MONTHS ENDED MAY 31, 2012
(in millions, except per share data)	Q-3 FY 2012
	Three months ended May 31, 2012
		Westinghouse	Excluding
	Consolidated	Segment	Westinghouse

Revenues	$1,560.8	$-	$1,560.8
Cost of revenues	1,504.3	-	1,504.3
Gross profit	56.5	-	56.5

Selling, general and administrative expenses	58.3	(0.0)	58.3

Operating income (loss)	(1.8)	0.0	(1.8)

Interest expense	(1.9)	-	(1.9)
Interest expense on Japanese yen-denominated bonds, including accretion and amortization	(9.8)	(9.8)	-
Interest income	1.4	-	1.4
Foreign currency translation gains (losses) on Japanese yen-denominated bonds, net	(22.8)	(22.8)	-
Other foreign currency transaction gains (losses), net	0.6	-	0.6
Other income (expense), net	0.0	(0.0)	0.0

Income (loss) before income taxes and earnings from unconsolidated entities	(34.3)	(32.6)	(1.7)
Provision (benefit) for income taxes	(12.1)	(12.6)	0.5

Income (loss) before earnings from unconsolidated entities	(22.2)	(20.0)	(2.2)

Income from 20% Investment in Westinghouse, net of income taxes	10.0	10.0	-
Earnings (losses) from unconsolidated entities, net of income taxes	0.2	-	0.2

Net income (loss)	(12.0)	(10.0)	(2.0)

Less: Noncontrolling interests in income of consolidated subsidiaries	4.0	-	4.0

Net income (loss) attributable to Shaw	$(16.0)	$(10.0)	$(6.0)

Net income (loss) attributable to Shaw per common share:
Basic	$(0.24)	$(0.15)	$(0.09)
Diluted	$(0.24)	$(0.15)	$(0.09)

Weighted average shares outstanding:
Basic	65.9	65.9	65.9
Diluted	65.9	65.9	65.9

REGULATION G DISCLOSURES

The Shaw Group Inc. believes it is important that we discuss our operating results excluding the Investment in Westinghouse segment. We acquired a 20 percent interest in Westinghouse in October 2006. We have classified the Investment in Westinghouse as a separate operating segment. The majority of the activity related to this segment will be recorded below the operating income line. During the quarter, we have recorded interest expense, as well as other significant non-cash charges related to the investment. We believe that presenting our financial results excluding the Investment in Westinghouse segment is important to investors and management to demonstrate the profitability of our other segments, as well as to point out certain non-cash charges related to this investment.

THE SHAW GROUP INC.
RECONCILIATION OF SHAW CONSOLIDATED RESULTS TO SHAW EXCLUDING INVESTMENT IN WESTINGHOUSE SEGMENT
FOR THE THREE MONTHS ENDED MAY 31, 2011
(in millions, except per share data)	Q-3 FY 2011
	Three months ended May 31, 2011
		Westinghouse	Excluding
	Consolidated	Segment	Westinghouse

Revenues	$1,490.0	$-	$1,490.0
Cost of revenues	1,479.9	-	1,479.9
Gross profit	10.1	-	10.1

Selling, general and administrative expenses	71.1	0.4	70.7
Impairment of notes receivable	48.1	-	48.1

Operating income (loss)	(109.1)	(0.4)	(108.7)

Interest expense	(1.5)	-	(1.5)
Interest expense on Japanese yen-denominated bonds, including accretion and amortization	(10.3)	(10.3)	-
Interest income	2.1	-	2.1
Foreign currency translation gains (losses) on Japanese yen-denominated bonds, net	(15.0)	(15.0)	-
Other foreign currency transaction gains (losses), net	2.5	-	2.5
Other income (expense), net	1.7	-	1.7

Income (loss) before income taxes and earnings from unconsolidated entities	(129.6)	(25.7)	(103.9)
Provision (benefit) for income taxes	(48.1)	(10.0)	(38.1)

Income (loss) before earnings from unconsolidated entities	(81.5)	(15.7)	(65.8)

Income from 20% Investment in Westinghouse, net of income taxes	13.7	13.7	-
Earnings (losses) from unconsolidated entities, net of income taxes	0.2	-	0.2

Net income (loss)	(67.6)	(2.0)	(65.6)

Less: Noncontrolling interests in income of consolidated subsidiaries	2.4	0.2	2.2

Net income (loss) attributable to Shaw	$(70.0)	$(2.2)	$(67.8)

Net income (loss) attributable to Shaw per common share:
Basic	$(0.89)	$(0.03)	$(0.86)
Diluted	$(0.89)	$(0.03)	$(0.86)

Weighted average shares outstanding:
Basic	78.7	78.7	78.7
Diluted	78.7	78.7	78.7

REGULATION G DISCLOSURES

The Shaw Group Inc. defines EBITDA as earnings before interest expense, income taxes, depreciation and amortization. EBITDA is an important financial measure used by The Shaw Group Inc. to assess performance. Although it is calculated using components derived from our GAAP financial statements, EBITDA itself is not a GAAP measure. The following table reflects the company's calculation of EBITDA and EBITDA percentage. Calculations of EBITDA should not be viewed as a substitute for calculations under GAAP, including cash flow from operations, operating income and net income. In addition, EBITDA calculations by one company may not be comparable to EBITDA calculations made by another company.

RECONCILIATION OF EBITDA CALCULATION FOR THE THREE MONTHS ENDED MAY 31, 2012

	Q-3 FY 2012

(in millions)	Consolidated	Westinghouse Segment	Excluding Westinghouse

Net income (loss) attributable to Shaw	$(16.0)	$(10.0)	$(6.0)
Interest expense	11.7	9.8	1.9
Depreciation and amortization	18.4	-	18.4
Provision for income taxes	(12.1)	(12.6)	0.5
Income taxes on unconsolidated subs	6.3	6.2	0.1
EBITDA	$8.3	$(6.6)	$14.9

RECONCILIATION OF EBITDA CALCULATION FOR THE THREE MONTHS ENDED MAY 31, 2011

	Q-3 FY 2011

(in millions)	Consolidated	Westinghouse Segment	Excluding Westinghouse

Net income (loss) attributable to Shaw	$(70.0)	$(2.2)	$(67.8)
Interest expense	11.8	10.3	1.5
Depreciation and amortization	18.4	-	18.4
Provision for income taxes	(48.1)	(10.0)	(38.1)
Income taxes on unconsolidated subs	9.1	9.0	0.1
EBITDA	$(78.8)	$7.1	$(85.9)

REGULATION G DISCLOSURES

The Shaw Group Inc. defines total adjusted cash as the sum of cash and cash equivalents, restricted and escrowed cash and cash equivalents, short-term investments and restricted short-term investments. These accounts include the amount of cash that can be accessed in a matter of days.

RECONCILIATION OF TOTAL ADJUSTED CASH AS OF MAY 31, 2012

(in thousands)	Q-3 FY 2012

Cash and cash equivalents	$426,961
Restricted and escrowed cash and cash equivalents	42,729
Short-term investments	122,014
Restricted short-term investments	242,999
Total Adjusted Cash	$834,703

RECONCILIATION OF TOTAL ADJUSTED CASH AS OF MAY 31, 2011

(in thousands)	Q-3 FY 2011

Cash and cash equivalents	$382,372
Restricted and escrowed cash and cash equivalents	77,336
Short-term investments	326,571
Restricted short-term investments	277,283
Total Adjusted Cash	$1,063,562

CONTACT:
Media and Financial Contact:
The Shaw Group Inc.
Gentry Brann, 225-987-7372
gentry.brann@shawgrp.com